EXHIBIT 32

HORIZON BANCORP, INC.
Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Horizon Bancorp, Inc. (the “Company”) certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 11, 2025	/s/ Thomas M. Prame
Date	Thomas M. Prame
Chief Executive Officer

August 11, 2025	/s/ John R. Stewart
Date	John R. Stewart
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Horizon Bancorp, Inc. and will be retained by Horizon Bancorp, Inc. and furnished to the Securities Exchange Commission or its staff upon request.